Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2023, appearing in the Annual Report on Form 11-K of the Southwestern Energy Company 401(k) Savings Plan for the year ended December 31, 2022.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

November 30, 2023